CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 25, 2013 relating to the financial statements and financial highlights which appear in the December 31, 2012 annual reports to shareholders of Invesco Balanced-Risk Retirement 2020 Fund, Invesco Balanced-Risk Retirement 2030 Fund, Invesco Balanced-Risk Retirement 2040 Fund, Invesco Balanced-Risk Retirement 2050 Fund, Invesco Balanced-Risk Retirement Now Fund, Invesco Conservative Allocation Fund, Invesco Convertible Securities Fund, Invesco Global Quantitative Core Fund (formerly known as Invesco Global Equity Fund), Invesco Growth Allocation Fund, Invesco Income Allocation Fund, Invesco International Allocation Fund, Invesco Leaders Fund (formerly known as Invesco Van Kampen Leaders Fund), Invesco Mid Cap Core Equity Fund, Invesco Moderate Allocation Fund, Invesco U.S. Mortgage Fund (formerly known as Invesco Van Kampen U.S. Mortgage Fund) and Invesco Small Cap Growth Fund, sixteen portfolios within the AIM Growth Series (Invesco Growth Series), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 23, 2013